Our speakers



James A. Mitarotonda
- Director nominee, The Eastern Company
- Chairman and CEO, Barington Capital Group, L.P. (1991-present)
- Co-Founder, Commonwealth Associates, L.P. (1988-1991)
- MBA, Stern School of Business, NYU
- BA, Queens College



Michael A. McManus, Jr.
- Director nominee, The Eastern Company
- Chairman and CEO, Misonix Inc. (1998 –present)
- President & CEO, New York Bancorp (1991-1998)
- President and CEO of Jamcor Pharmaceuticals, Inc. (1990-1991)
- Assistant to President Reagan, The White House (1982-1985)
- JD, Georgetown University Law Center
- BA, University of Notre Dame



August Vlak
- Senior Advisor, Barington Capital Group, L.P. (2012-present)
- Senior Advisor, Booz & Company (2009-2012)
- Partner, Katzenbach Partners LLC (2001-2009)
- Investment Banker, Lehman Brothers, Inc. (1997-1998)
- Consultant, McKinsey & Company (1988-1996)
- MBA, Stanford Business School
- BA, Amherst College



Jared L. Landaw
- Chief Operating Officer and General Counsel, Barington Capital Group, L.P. (2004-present)
- Vice President – Law, ISP (1998-2003)
- Senior Associate, Skadden, Arps, Slate Meager & Flom LLP (1995-1998)
- JD, Columbia Law School
- BA, Colgate University